                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement

[_]  CONFIDENTIAL, FOR USE OF THE
     COMMISSION ONLY (AS PERMITTED BY
     RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                         MEDICHEM LIFE SCIENCES, INC.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


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     (4) Date Filed:

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

                          MEDICHEM LIFE SCIENCES, INC.

                                2501 Davey Road
                           Woodridge, Illinois 60517

                               ----------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                             Thursday, May 17, 2001
                            9:00 a.m., Chicago time

                          MediChem Life Sciences, Inc.
                                2501 Davey Road
                           Woodridge, Illinois 60517

                               ----------------

April 11, 2001

   The Annual Meeting of Stockholders of MediChem Life Sciences, Inc., a Delaware corporation, will be held Thursday, May 17, 2001, at 9:00 a.m., Chicago time, at MediChem's new corporate headquarters at 2501 Davey Road, Woodridge, Illinois 60517. The purpose of the meeting is to:

  . elect three directors;

  . approve the appointment of KPMG LLP as our independent auditors for fiscal 2001; and

  . conduct any other business as may properly come before the meeting.

   Attendance and voting is limited to stockholders of record at the close of business on March 29, 2001. A list of stockholders entitled to vote at the meeting will be available for your review between the hours of 9:00 a.m. and 5:00 p.m. at our offices for ten days prior to the meeting and also at the meeting.

   Your vote is important. Whether you plan to attend or not, please sign and date the enclosed proxy card and return it in the envelope provided. If you attend the meeting and prefer to vote in person, you may do so.

                                          By Order of the Board of Directors

                                          /s/ John L. Flavin
                                          Executive Vice President, Chief
                                          Operating Officer and Secretary

                               TABLE OF CONTENTS

INTRODUCTION................................................................   1

ELECTION OF DIRECTORS--PROPOSAL NO. 1.......................................   3

INFORMATION ABOUT THE BOARD OF DIRECTORS AND COMMITTEES.....................   5
  Audit Committee...........................................................   5
  Compensation Committee....................................................   5
  Compensation of Directors.................................................   5

OWNERSHIP...................................................................   6
  Security Ownership of Certain Beneficial Owners and Management............   6

COMPENSATION COMMITTEE REPORT...............................................   9
  Introduction..............................................................   9
  Executive Compensation Policy.............................................   9
  Base Salary...............................................................   9
  Stock-Based Incentives....................................................   9
  Chief Executive Officer Compensation......................................   9

EXECUTIVE COMPENSATION......................................................  10
  Summary Compensation Table................................................  10
  Option Grants and Exercises in Last Fiscal Year...........................  11
  Employment Agreements.....................................................  12

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION.................  12

PERFORMANCE GRAPH...........................................................  13

APPOINTMENT OF INDEPENDENT AUDITORS--PROPOSAL NO. 2.........................  14

AUDIT COMMITTEE REPORT......................................................  15

OTHER MATTERS...............................................................  16
  Section 16(a) Beneficial Ownership Reporting Compliance...................  16
  Certain Relationships and Related Transactions............................  16
  Stockholder Proposals for 2002 Annual Meeting of Stockholders.............  16
  Stockholder List..........................................................  16
  Revocation of Proxy.......................................................  16

APPENDIX I--AUDIT COMMITTEE CHARTER......................................... A-1

                         MEDICHEM LIFE SCIENCES, INC.

                                2501 Davey Road
                           Woodridge, Illinois 60517

                               ----------------

                                PROXY STATEMENT

                               ----------------

                                 INTRODUCTION

Annual Meeting: The Annual Meeting of Stockholders will be held at MediChem's new corporate headquarters, 2501 Davey Road, Woodridge, Illinois 60517, on Thursday, May 17, 2001, at 9:00 a.m. Chicago time.

Record Date:    If you were a stockholder at the close of business on March
                29, 2001, then you may vote at the meeting.

Mailing Date:   We anticipate first mailing this proxy statement and the
                enclosed proxy card on or about April 11, 2001.

Agenda:         The agenda for the meeting is:

                . to elect three directors;

                . to approve the appointment of KPMG LLP as independent
                  auditors for 2001; and

                . to conduct any other business as may properly come before the meeting.

Proxy Solicitation:
                Our board of directors (our "Board of Directors" or our "Board") is soliciting this proxy. Certain of our officers and employees may also solicit proxies personally and by telephone. We are paying the cost of solicitation including the cost of mailing. We have requested that banks, brokers and other custodian nominees and fiduciaries supply, at our expense, proxy materials to the beneficial owners of our common stock.

Voting of Proxies:
                We will vote proxies that are properly dated, executed and returned in accordance with your instructions. If no specific instructions are given, your shares will be voted "FOR" the Board's nominees in item one and "FOR" the approval of KPMG LLP as independent auditors for 2001 in item two.

                We do not intend to introduce any matters before the meeting other than those listed in the Notice of Annual Meeting and we do not know of any matter that anyone else intends to introduce at the meeting. If any other matters properly come before the meeting, however, the persons named in this proxy statement will be authorized to vote or otherwise act in accordance with their judgment.

Revoking Proxies:
                You may revoke your proxy at any time before it is voted at the meeting:

                . by delivering to Patrick Flavin, Esq., a signed, written revocation letter dated later than the proxy;

                . by submitting a proxy with a later date; or

                . by attending the meeting, requesting a ballot and voting in person (attending the meeting alone will not revoke your proxy).

Outstanding Shares:
                On the record date, 26,511,015 shares of our common stock were issued and outstanding.

Quorum:
                A quorum is established when a majority of shares entitled to vote is present at the meeting, either in person or by proxy. Abstentions and broker non-votes are counted as present for purposes of establishing a quorum.

Voting: Each share of common stock that you hold as of the record date entitles you to one vote, without cumulation, on each matter to be voted upon at the meeting.

Required Vote:  Our directors are elected by a plurality of the votes cast by the stockholders. "Plurality" means that the three individuals who receive the largest number of the votes shall be elected as directors. In an uncontested election for directors, the plurality requirement is not a factor.

                Approval of the appointment of our independent auditors requires the affirmative vote of the majority of shares present (in person or by proxy) at the meeting and entitled to vote.

Broker Votes:   Brokers who hold shares in street name have the authority to vote on certain routine matters on which they have not received instructions from beneficial owners. Brokers holding shares in street name who do not receive instructions from beneficial owners by the date specified in the statement accompanying this proxy material are entitled to vote on the election of directors and the appointment of the independent auditors.

Annual Report:  Our 2000 Annual Report is being mailed to you with this proxy statement.

                             ELECTION OF DIRECTORS

                               (PROPOSAL NO. 1)

   Our Board of Directors consists of three classes. One class of directors is elected at each annual meeting of stockholders and serves a three year term. Directors elected at the 2001 Annual Meeting will hold office until their successors are elected at the 2004 Annual Meeting. Directors not up for election this year will continue in office for the remainder of their term.

   The Board of Directors has nominated Larry C. Hansen, W. Brett Ingersoll and Robert D. Weist to stand for re-election to our Board. Unless you give contrary instructions, the shares represented by the enclosed proxy will be voted "FOR" the election of all nominees.

   All nominees have consented to being named in this proxy statement and to serve if elected. However, if any nominee becomes unable to serve, proxy holders will have discretion and authority to vote for another nominee proposed by the Board. Alternatively, the Board may reduce the number of directors to be elected at the meeting.

                      Nominees For Terms Expiring in 2004

                                                               Director
Name                                                       Age  Since   Position
----                                                       --- -------- --------
Larry C. Hansen...........................................  56   1999   Director
W. Brett Ingersoll........................................  37   1999   Director
Robert D. Weist...........................................  61   1999   Director

Larry C. Hansen, Ph.D.:  Dr. Hansen joined our Board in May 1999 and is currently senior vice president, global pre-clinical development at G. D. Searle, a position he has held since August 1994. In 1993, Dr. Hansen was named vice president, pre-clinical development of Searle. Dr.
                         Hansen received his B.S. degree in chemistry from Texas Tech
                         University and his M.S. and Ph.D. degrees in analytical chemistry from the University of Cincinnati. He completed a postdoctoral fellowship through the NIH National Research Council at Wright-
                         Patterson Air Force Base in 1973.

W. Brett Ingersoll:      Mr. Ingersoll joined our Board in August 1999 and currently heads the investment practice in Health Care Services for JPMP Master
                         Fund Manager, L.P. He has been an employee of JPMP Master Fund
                         Manager, L.P., formerly known as Chase Capital Partners, for the past 5 years. He received his B.A. from Brigham Young University in economics and an M.B.A. from the Harvard Business School. Mr.
                         Ingersoll currently serves as a director of HealthMarket, Inc., CB
                         Technologies, Tricordia Health, LLC, SMG, Inc. and HealthNet.

Robert D. Weist:         Mr. Weist joined our Board in March 1999. He has served as vice chairman of the board of directors of HYSEQ, Inc. since March 1994, and served as the president and a director of HYSEQ from May 1993 until March 1994. Mr. Weist has also been President of Weist
                         Associates, a management consulting firm, since April 1992. Prior to that, Mr. Weist was senior vice president, general counsel and secretary of Amgen, Inc. Mr. Weist holds a B.S. in chemical engineering from Purdue University, a J.D. from New York University and an M.B.A. from the University of Chicago Graduate School of
                         Business.

                       YOUR BOARD RECOMMENDS A VOTE "FOR"
                         THE ELECTION OF EACH NOMINEE.

           Class II Continuing Directors with Terms Expiring in 2002

Darsh T. Wasan, Ph.D.:   Dr. Wasan, age 62, joined our Board in March 1999 and is currently vice president for international affairs and Motorola Chair in chemical engineering at Illinois Institute of Technology. From 1991 to 1995 he served as provost and vice president of IIT, and in 1995 was appointed vice president for international affairs and Motorola
                         Chair in chemical engineering. Dr. Wasan obtained a B.S. degree in chemical engineering in 1960 from the University of Illinois at
                         Urbana and a Ph.D. in chemical engineering from the University of
                         California at Berkeley in 1965.

Brother James Gaffney,   Brother Gaffney, age 58, joined our Board in March 1999 and is the
 FSC:                    president of Lewis University. Brother Gaffney was appointed the twelfth president of Lewis University, Romeoville, Illinois, in
                         1998. Brother Gaffney obtained a B.A. degree in religious studies and a M.Ed. degree in education from Saint Mary's University of
                         Minnesota. He received an M.A. degree in theology from Manhattan
                         College in New York and obtained a D.Min. degree in theology from the University of Saint Mary of the Lake in Mundelein, Illinois.

Damion E. Wicker, M.D.:  Dr. Wicker, age 40, joined our Board in August 1999 and has been a limited partner with JPMP Master Fund Manager, L.P., formerly known as Chase Capital Partners, since January 1996. Dr. Wicker was a principal at Chase Capital Partners from April 1993 to January
                         1996. Dr. Wicker received a B.S. with honors from MIT in biomedical engineering, an M.D. from John Hopkins, and an M.B.A. from the
                         Wharton School of the University of Pennsylvania. Dr. Wicker is
                         currently a director of Praecis Pharmaceuticals, Genomic Solutions,
                         VI Technologies and several privately held companies.

           Class III Continuing Directors with Terms Expiring in 2003

Michael T. Flavin,       Dr. Michael Flavin, age 45, founded MediChem in 1987 and has been
 Ph.D.:                  Chairman of the Board of Directors, President and Chief Executive
                         Officer since that time. Dr. Flavin holds a B.S. degree in chemistry from the University of Notre Dame and a Ph.D. in medicinal chemistry from the University of Illinois at Chicago. He performed his postdoctoral research fellowship at Harvard
                         University, specializing in carbohydrate chemistry. Prior to founding MediChem, Dr. Flavin was a senior research scientist at
                         Baxter International. Dr. Flavin is the brother of John L. Flavin.

John L. Flavin:          Mr. Flavin, age 32, has been on our Board since June 1999. Mr.
                         Flavin joined us in 1991 and served as our director of financial operations from 1991 to 1996. In 1996, Mr. Flavin was appointed our vice president of operations. Mr. Flavin was appointed as our executive vice president and chief operating officer in May 2000.
                         In connection with our May 31, 2000 acquisitions of ThermoGen, Inc.
                         and Emerald BioStructures, Inc., he was also appointed chief executive officer of both subsidiaries. Mr. Flavin holds a B.S. in business administration from Marquette University and an M.B.A. in finance from the Lewis University Graduate School of Management.
                         Mr. Flavin is the brother of Michael T. Flavin.

David C. Demirjian,      Dr. Demirjian, age 39, joined us in May 2000 as vice president of
 Ph.D.:                  technology strategy at MediChem, president of our ThermoGen subsidiary and a member of our Board of Directors. Dr. Demirjian founded ThermoGen in 1988 and served as its president since that date. Dr. Demirjian received a B.S.A. in cellular and molecular biology from the University of Michigan and a Ph.D. in genetics from the University of Chicago.

Peter R. Gates:  Mr. Gates, age 49, joined our Board in August 1999 and is currently managing director of MedEquity Investors, L.L.C. He has held that position since June 1998. Mr. Gates served as an independent consultant from September 1997 to June 1998. Prior to that time,
                 Mr. Gates was a senior vice president of Concentra Managed Care from August 1996 to September 1997 and was a vice president of
                 Mercer Management Consulting from January 1995 to August 1996. He is a graduate of Princeton University and the Harvard Business
                 School. Mr. Gates currently serves as a director of Microelectronic
                 Modules Corporation.

            INFORMATION ABOUT THE BOARD OF DIRECTORS AND COMMITTEES

   In 2000, our full Board of Directors met five times, and each of our directors participated in at least 75% of these meetings. In addition to our full Board meetings, our directors attend meetings of permanent committees established by our Board. The membership of the Audit and Compensation Committees is determined by our Board. In 2000, each director participated in at least 75% of the total number of meetings of the committee(s) on which he serves, except for Mr. Weist, who participated in two of three Audit Committee meetings, and Mr. Ingersoll, who participated in one.

Audit Committee

   The Audit Committee held three meetings during 2000. Peter R. Gates, W. Brett Ingersoll and Robert D. Weist are members of the Audit Committee, with Mr. Gates serving as Chairman. The primary responsibilities of the Audit Committee are in monitoring:

  . the integrity of our financial statements;

  . our compliance with legal and regulatory requirements; and

   .the independence and performance of our outside auditors.

Compensation Committee

   The Compensation Committee held three meetings during 2000. Larry C. Hansen, Peter R. Gates and Damion E. Wicker are members of the Compensation Committee, with Mr. Hansen serving as Chairman. The primary responsibilities of the Compensation Committee are:

  . to review and make recommendations to our Board on salaries, bonuses and other benefits relating to compensation of all of our employees; and

  . to review and make recommendations to our Board on awards under the 2000
    Stock Incentive Plan and any other benefit plan which may exist or may be adopted.

Compensation of Directors

   Directors who are not employees or significant beneficial shareholders receive $1,500 for each Board or Board committee meeting attended. Directors who are not employees or beneficial owners of our securities are also eligible to receive, and have received, equity incentives in the form of stock option grants under our 1998 Incentive Compensation Plan and our 2000 Stock Incentive Plan. On January 1, 1998, directors Darsh Wasan, Robert Weist and Larry Hansen were each granted stock options for 9,328 shares at an exercise price of $0.47 per share. On December 5, 2000, Mr. Wasan, Mr. Weist and Dr. Hansen were each granted additional stock options under our 2000 Stock Incentive Plan for 10,000 shares at an exercise price of $4.91 per share. All of such options were entirely vested on the date of grant.

                                   OWNERSHIP

Security Ownership of Certain Beneficial Owners and Management

   The following table sets forth certain information regarding the beneficial ownership of our common stock as of March 31, 2001 (except as indicated below) by:

  . all persons known by us to own beneficially 5% or more of our common stock;

  . each of our directors;

  . our Chief Executive Officer and certain other executive officers; and

  . all directors and executive officers as a group.

   Unless otherwise indicated, each of the stockholders listed below has sole voting and investment power with respect to the shares of common stock beneficially owned by such stockholder.

                           Number of Shares of
                               Common Stock       Percentage of
                          Owned Beneficially (1) Common Stock (1)
                          ---------------------- ----------------
Michael T. Flavin, Ph.D.
 (2).....................       8,019,908             30.24
 MediChem Life Sciences,
  Inc.
 2501 Davey Road
 Woodridge, IL 60517
MedEquity Investors, LLC
 (3).....................       6,373,525             24.04
 16 Laurel Avenue, Suite
  150
 Wellesley Hills, MA
  02481-1904
Robert W. Daly (3)(4)....       6,777,395             25.56
 MedEquity Investors, LLC
 16 Laurel Avenue, Suite
  150
 Wellesley Hills, MA
  02481-1904
Peter R. Gates (3)(5)....       6,777,395             25.56
 MedEquity Investors, LLC
 16 Laurel Avenue, Suite
  150
 Wellesley Hills, MA
  02481-1904
W. Brett Ingersoll
 (3)(6)..................       4,031,497             15.21
 J.P. Morgan Partners,
  LLC
 1221 Avenue of the
  Americas, 40th Floor
 New York, NY 10020
Damion E. Wicker (3)(6)..       4,031,497             15.21
 J.P. Morgan Partners,
  LLC
 1221 Avenue of the
  Americas, 40th Floor
 New York, NY 10020
ChaseMedichem Partners,
 LLC (3).................       4,031,497             15.21
 Attn: Robert W. Daly
 16 Laurel Avenue, Suite
  150
 Wellesley Hills, MA
  02481-1904
Peachtree Medichem
 Partners, LLC (3).......       2,342,028              8.83
 Attn: Robert W. Daly
 16 Laurel Avenue, Suite
  150
 Wellesley Hills, MA
  02481-1904
David C. Demirjian (7)...       1,855,083              7.00
 MediChem Life Sciences,
  Inc.
 2501 Davey Road
 Woodridge, IL 60517

Malcolm Casadaban (7)..........................................  1,580,256  5.96
 ThermoGen, Inc.
 2225 West Harrison Street
 Chicago, IL 60612
John L. Flavin (8).............................................    126,474     *
Jeffrey A. Whitnell (9)........................................     65,283     *
David E. Zembower (8)..........................................     19,282     *
R. Richard Wieland (8).........................................     92,678     *
Darsh T. Wasan (8).............................................     19,328     *
Robert D. Weist (8)............................................     19,328     *
Bro. James Gaffney (8).........................................        --    --
Larry C. Hansen (8)............................................     19,328     *
All directors and executive officers as a group
 (consisting of 17 persons) (10)............................... 17,066,912 63.36

--------
  *less than 1%
(1) "Beneficial ownership" generally means any person who, directly or indirectly, has or shares voting or investment power with respect to a security or has the right to acquire such power within 60 days. Shares beneficially owned and percentage of ownership are based on 26,511,015 shares of outstanding common stock as of March 31, 2001.
(2) 8,006,135 of such shares are held by the Michael T. Flavin Revocable Trust, of which Dr. Flavin serves as the trustee. By virtue of his position as trustee, Dr. Flavin may be deemed to be the beneficial owner of all shares held by the trust. The total reported shares include stock options that allow Dr. Flavin and his spouse, Karen A. Flavin, to purchase 10,403 shares and 3,370 shares of common stock, respectively.
(3) MedEquity Investors, LLC is the managing member of ChaseMedichem Partners, LLC and Peachtree MediChem Partners, LLC, which companies own 4,031,497 shares and 2,342,028 shares of our common stock, respectively. Robert W. Daly is the managing member of both MedEquity Investors, LLC and MedEquity Investors Partners, LLC, which owns 423,870 shares of common stock. We have been informed by MedEquity and its affiliates in a report on Schedule 13D filed November 13, 2000 that of the shares reported as beneficially owned, it exercises (a) sole power to vote 6,373,525 shares, (b) shared power to vote 423,870 shares, (c) sole power to dispose of 6,373,525 shares and (d) shared power to dispose of 423,870 shares.
(4) Mr. Daly is the managing member of MedEquity Investors, LLC and MedEquity Investors Partners, LLC, which companies own 6,373,525 shares and 423,870 shares of our common stock, respectively. We have been informed by Mr. Daly in a report on Schedule 13D filed November 13, 2000 that of the shares reported as beneficially owned, he exercises (a) sole power to vote 6,777,395 shares, (b) shared power to vote 0 shares, (c) sole power to dispose of 6,777,395 shares and (d) shared power to dispose of 0 shares.
(5) Mr. Gates is a managing director of MedEquity Investors, LLC and a non-managing member of MedEquity Investors Partners, LLC. Mr. Gates is also a director of MediChem. We have been informed by Mr. Gates in a report on
    Schedule 13D filed November 13, 2000 that of the shares reported as beneficially owned, he exercises (a) sole power to vote 0 shares, (b) shared power to vote 6,777,395 shares, (c) sole power to dispose of 0 shares and (d) shared power to dispose of 6,777,395 shares.
(6) A portion of the securities owned by ChaseMedichem Partners, LLC may be deemed attributable to Mr. Ingersoll and Dr. Wicker because each is a limited partner of JPMP Master Fund Manager, L.P., formerly known as Chase Capital Partners ("JPMP"), the general partner of J.P. Morgan Partners
    (BHCA), L.P., formerly known as Chase Equity Associates, L.P., the non-managing member of ChaseMedichem Partners, LLC. As reported on Forms 4 filed on February 14, 2001, Dr. Wicker and Mr. Ingersoll disclaim beneficial ownership of such securities, except to the extent of their beneficial interest.
(7) The reported number of shares for Drs. Demirjian and Casadaban includes 354,762 and 302,188 shares, respectively, which are held in escrow under our merger agreement with ThermoGen dated May 31, 2000.

   During the two year indemnification period in connection with the merger, Drs. Demirjian and Casadaban are entitled to vote such shares and receive dividends thereon, but may not transfer or encumber such shares.
(8) All reported securities are options to purchase common stock that are currently exercisable or exercisable within 60 days.
(9) Mr. Whitnell's spouse owns 1,100 shares of common stock, and the remaining 65,283 reported securities are options to purchase common stock that are currently exercisable or exercisable within 60 days.
(10) Includes 426,799 shares subject to stock options that are currently exercisable or exercisable within 60 days.

                         COMPENSATION COMMITTEE REPORT

   Regardless of anything set forth in any previous or future filings under the Securities Act of 1933 or the Securities Exchange Act of 1934, this Proxy Statement, in whole or in part and the report which follows shall not be deemed to be incorporated by reference.

Introduction

   Our Compensation Committee advises the Board of Directors on salaries and other entitlements of our employees and our compensation programs and policies. The Compensation Committee is currently composed of three members:
Peter R. Gates, Larry C. Hansen and Damion E. Wicker. No member of the Compensation Committee has been an officer or employee of ours at any time.

Executive Compensation Policy

   The objectives of our compensation policies are to:

  . optimize profitability and growth;

  . link the interests of management with those of stockholders;

  . provide management with incentive for excellence in individual performance;

  . promote teamwork among managers; and

  . attract and retain highly qualified and effective officers, key employees and directors.

   The Compensation Committee targets total remuneration (i.e., base salary, annual incentives and long-term incentives) of our senior executives in the fourty-fifth percentile of our peer group in return for comparable performance. A discussion of each component of executive compensation follows.

Base Salary

   Base salaries for our executive officers and employees are established at levels considered appropriate in light of the duties and scope of responsibilities of each employee's position. In this regard, the Compensation Committee considers the compensation practices and corporate financial performance of similarly situated companies based on research provided by independent consultants. The Compensation Committee focuses primarily on total compensation, including incentive awards, rather than base salary alone, as the appropriate measure of executive officer and employee remuneration.

Stock-Based Incentives

   We believe that stock-based, long-term incentive plans align the interests of management and stockholders. Our executive officers, employees and directors participate in the 1998 Incentive Compensation Plan and the 2000 Stock Incentive Plan. In fiscal 2000, 790,428 options were granted to employees and directors under the 1998 Incentive Compensation Plan, at a weighted average exercise price of $4.02 per share, and 98,610 options were granted to our employees and directors under the 2000 Stock Incentive Plan, at a weighted average exercise price of $4.91 per share.

Chief Executive Officer Compensation

   Dr. Flavin received a base salary in the amount of $180,000 for his services rendered during the fiscal year ending December 31, 2000. Factors and criteria used in determining Dr. Flavin's salary include the salaries of chief executive officers at comparable companies and the achievement of corporate, individual and organizational objectives. Compensation of our chief executive officer is related to the company's financial performance, using measures of overall revenue and EBITDA, as well as our success in meeting organizational goals for merger and acquisition activity. Dr. Flavin did not receive any options to purchase common stock in the fiscal year ended December 31, 2000.

                            Compensation Committee

                                Larry C. Hansen
                                Peter R. Gates
                               Damion E. Wicker

                            EXECUTIVE COMPENSATION

Summary Compensation Table

   The following table sets forth annual and long-term compensation for our top five executive officers in the fiscal years ended December 31, 2000 and December 31, 1999, as well as certain other compensation information for such executive officers during the fiscal periods indicated.

                          Summary Compensation Table

                                                           Long-Term Compensation
                         Annual Compensation                       Awards
                        ---------------------            --------------------------
                                                Shares       Shares
                                              Underlying   Underlying
                                               Advanced      Sarawak       Shares
                                                 Life       MediChem     Underlying       All
  Name and                                     Sciences  Pharmaceuticals  MediChem       Other
Principal Positions     Year  Salary   Bonus   Options       Options      Options   Compensation (1)
-------------------     ---- -------- ------- ---------- --------------- ---------- ----------------
Michael T. Flavin...... 2000 $180,000 $   --      --           --             --         $4,365
 Chairman of the Board  1999  160,000     --      --           --             --          1,600
  of Directors,
  President and Chief
  Executive Officer

John L. Flavin......... 2000  150,000     --      --            5          27,983         4,298
 Executive Vice         1999  114,135           4,000          --         216,404         1,370
  President, Chief
  Operating Officer and
  Director

R. Richard Wieland..... 2000  150,000     --      --           36         186,556           --
 Executive Vice
  President and Chief
  Financial Officer

Jeffrey A. Whitnell.... 2000  135,000     --      --           --             --          3,929
 Vice President of      1999  117,116  25,347     --           --         149,244         1,709
  Finance and Treasurer

David E. Zembower,
 Ph.D.................. 2000  100,000  20,250     --           --           9,328         2,282
 Vice President of      1999   78,731  22,850   4,000          --          27,983         1,212
  Operations

--------
(1) The dollar value of other annual compensation consists of matching contributions to the officers 401(k) plans.

Option Grants and Exercises in Last Fiscal Year

   The following tables show information regarding the options granted to the executive officers listed in the summary compensation table above during the fiscal year ended December 31, 2000. In addition to options granted by MediChem, two of our affiliates, Advanced Life Sciences, Inc. and Sarawak MediChem Pharmaceuticals, Inc., have granted stock options to certain of our executive officers for services rendered to those companies. Advanced Life Sciences did not grant any such options during the prior fiscal year. The options granted by Sarawak MediChem Pharmaceuticals are reported below. We have not granted any stock appreciation rights.

                       Option Grants in Last Fiscal Year

                                                                    Potential Realized
                           Individual Grants of MediChem Options     Value at Assumed
                         ------------------------------------------   Annual Rates of
                         Number of                                      Stock Price
                         Securities % of Total                       Appreciation for
                         Underlying  Options   Exercise                 Option Term
                          Options   Granted to Price Per Expiration -------------------
Name                      Granted   Employees    Share      Date       5%       10%
----                     ---------- ---------- --------- ---------- -------- ----------
Michael T. Flavin.......     --         -- %    $  --        --     $  --    $   --
John L. Flavin..........   27,983      3.30       7.61   05/18/2010  133,924    339,388
R. Richard Wieland......  186,556     21.97       7.61   05/18/2010  892,836  2,262,622
Jeffrey A. Whitnell.....     --         --        --         --        --        --
David E. Zembower.......    9,328      1.10       7.61   05/18/2010   44,643    113,134
                                Individual Grants of Sarawak        Potential Realized
                              MediChem Pharmaceutical Options        Value at Assumed
                         ------------------------------------------   Annual Rates of
                         Number of                                      Stock Price
                         Securities % of Total                       Appreciation for
                         Underlying  Options   Exercise                 Option Term
                          Options   Granted to Price Per Expiration -------------------
Name                      Granted   Employees    Share      Date       5%       10%
----                     ---------- ---------- --------- ---------- -------- ----------
Michael T. Flavin.......     --         -- %    $  --        --     $  --    $   --
John L. Flavin..........      5        2.81      2,333   3/28/2010    7,336     18,591
R. Richard Wieland......     36       20.22      2,333   3/28/2010   52,820    133,855
Jeffrey A. Whitnell.....     --         --         --        --        --        --
David E. Zembower.......     --         --         --        --        --        --

   Our named executive officers did not exercise any stock options in the prior fiscal year. The following table indicates the value of unexercised stock options held as of December 31, 2000 by each of the named executive officers.

                  Fiscal Year-End Values of MediChem Options

                               Number of Securities
                                    Underlying           Value of Unexercised
                              Unexercised Options at     In-the-Money Options
                                 December 31, 2000     at December 31, 2000 (1)
                             ------------------------- -------------------------
Name                         Exercisable Unexercisable Exercisable Unexercisable
----                         ----------- ------------- ----------- -------------
Michael T. Flavin...........     --          31,211     $   --       $129,682
John L. Flavin..............   72,135       197,140      163,386      430,177
R. Richard Wieland..........    9,327       205,212       21,126       42,256
Jeffrey A. Whitnell.........   49,748       120,186      112,679      311,324
David E. Zembower...........    9,328        48,524       21,126      127,600

--------
(1) Based on the year-end closing market price for MediChem's common stock of $4.625 per share, as reported on the Nasdaq National Market.

   As reported in the above tables, certain of our executive officers have received options to purchase the securities of two of our affiliates, Advanced Life Sciences, Inc. and Sarawak MediChem Pharmaceuticals, Inc. As of December 31, 2000, Ze-Qi Xu, John Flavin and David Zembower held 2,667, 1,333 and 1,333 exercisable options, respectively, and 5,333, 2,667 and 2,667 unexercisable options, respectively, for the stock of Advanced Life Sciences, Inc. Richard Wieland and John Flavin held 9 and 1 exercisable options, respectively, and 27 and 4 unexercisable options, respectively, for the stock of Sarawak MediChem Pharmaceuticals. There is no public trading market for the securities of Advanced Life Sciences and Sarawak MediChem Pharamaceuticals and accordingly, the aggregate in-the-money values of such options are not ascertainable.

Employment Agreements

   We have entered into employment agreements with each of our executive officers. The executive officers have agreed not to compete with us during their term of employment and for one year after resignation or termination. The agreements provide for the payment of salary for a maximum of 12 months after any resignation or termination if the executive fails to attain other employment as a result of the non-compete provisions.

   Each of the executives has further agreed not to disclose confidential information or use such information for personal benefit, either during or after employment with us. The agreements give us full rights to any inventions of the executives made during or within 120 days after employment with us, unless the particular invention does not relate to our business and was not produced during company time or with company resources.

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

   Our compensation committee currently consists of Mr. Gates, and Drs. Hansen and Wicker. No member of the compensation committee has been an officer or employee of ours at any time. None of our executive officers serves as a member of the Board of Directors or compensation committee of any other company that has one or more executive officers serving as a member of our Board of Directors or compensation committee. Prior to the formation of the compensation committee in March 1999, the Board of Directors as a whole made decisions relating to compensation of our executive officers.

                               PERFORMANCE GRAPH

   The following graph provides an indicator of cumulative total shareholder returns, assuming reinvestment of dividends, for MediChem as compared to the Nasdaq Stock Market (U.S. Companies) Index (the "Nasdaq Index") and the Nasdaq Biotechnology Index (the "Biotechnology Index"), for the period of October 26, 2000, the date of our initial public offering, through December 31, 2000. The graph assumes $100 invested at the per share closing price of our common stock as reported on the Nasdaq National Market on October 26, 2000. Data for the Nasdaq Index and the Biotechnology Index were provided by Research Data Group, Inc.

             [PERFORMANCE GRAPH COMPARING CUMULATIVE TOTAL RETURN]

                                                  Cumulative Total Return
                                           -------------------------------------
                                           10/26/2000 10/31/00 11/30/00 12/31/00
                                           ---------- -------- -------- --------
MEDICHEM LIFE SCIENCES, INC...............   100.00    131.26   71.43    66.07
NASDAQ INDEX..............................   100.00     91.75   70.73    67.01
BIOTECHNOLOGY INDEX.......................   100.00     91.86   79.75    82.45

                      APPOINTMENT OF INDEPENDENT AUDITORS

                               (PROPOSAL NO. 2)

   Our Board of Directors, upon the recommendation of our Audit Committee, has appointed KPMG LLP as our independent auditors for the current year ending December 31, 2001. A proposal will be presented at the meeting to approve the appointment of KPMG LLP as our independent auditors for the 2001 fiscal year. If the stockholders fail to ratify such selection by the affirmative vote of a majority of the shares present in person or represented by proxy at the meeting, other independent auditors will be considered by our Board upon the recommendation of the Audit Committee. We have been advised that a representative of KPMG LLP will be present at the meeting, will be available to respond to appropriate questions, and will be given an opportunity to make a statement if he or she so desires.

Audit Fees

   The aggregate fees billed for professional services rendered for the audit of our annual financial statements for the fiscal year ended December 31, 2000, and for the review of the interim financial statements included in our Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2000, were $127,500, all of which were attributable to KPMG LLP.

Financial Information Systems Design and Implementation Fees

   KPMG LLP did not render professional services relating to financial information systems design and implementation for the fiscal year ended December 31, 2000.

All Other Fees

   The aggregate fees billed by KPMG LLP for services rendered to us during the fiscal year ended December 31, 2000, other than the services described above under "Audit Fees," were $830,446. The vast majority of these fees relate to audit and tax activities in support of MediChem, including services rendered in connection with initial public offering of our common stock during the 2000 fiscal year.

                                RECOMMENDATION

 YOUR BOARD RECOMMENDS A VOTE "FOR" APPROVAL OF THE APPOINTMENT OF KPMG LLP AS
                        INDEPENDENT AUDITORS FOR 2001.

                            AUDIT COMMITTEE REPORT

   Regardless of anything set forth in any previous or future filings under the Securities Act of 1933 or the Securities Exchange Act of 1934, this Proxy Statement, in whole or in part and the report which follows shall not be deemed to be incorporated by reference.

General

   Our Audit Committee oversees the Company's financial reporting process on behalf of the Board of Directors. The Audit Committee is currently composed of three members: Peter R. Gates, W. Brett Ingersoll and Robert D. Weist. Each of the members qualifies as "independent," as defined under Rule 4200(a)(15) of the National Association of Securities Dealers' listing standards. The Board of Directors has adopted a written charter governing the responsibilities of the Audit Committee which is attached to this Proxy Statement at Appendix I.

Review of Financial Statements and Independent Auditors

   In fulfilling its oversight responsibilities, the Committee reviewed the audited financial statements in the Annual Report with management including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

   The Committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with accounting principles generally accepted in the United States of America, their judgments as to the quality, not just the acceptability, of the Company's accounting principles and such other matters as are required to be discussed with the Committee under auditing standards generally accepted in the United States of America. In addition, the Committee has discussed with the independent auditors the auditors' independence from management and the Company including the matters in the written disclosures required by the Independence Standards Board.

   The Committee discussed with the Company's independent auditors the overall scope and plans for the audit. The Committee meets with the independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company's internal controls, and the overall quality of the Company's financial reporting. The Committee held three meetings during fiscal year 2000, of which Mr. Gates attended all three, Mr. Weist attended two and Mr. Ingersoll attended one.

Recommendations to the Board of Directors

   In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors (and the Board has approved) that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2000 for filing with the Securities and Exchange Commission. The Committee and the Board have also recommended, subject to shareholder approval, the selection of KPMG LLP as the Company's independent auditors.

                                Audit Committee

                                Peter R. Gates
                              W. Brett Ingersoll
                                Robert D. Weist

                                 OTHER MATTERS

   We know of no other matters to be submitted to the stockholders at the meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the enclosed proxy to vote the shares they represent in accordance with the judgments of the persons voting the proxies.

Section 16(a) Beneficial Ownership Reporting Compliance

   Based on our review of reports filed with the Securities and Exchange Commission by our directors and executive officers and by beneficial owners of 10% or more of our shares, and based on written representations received from these same persons, we believe that all reports required under Section 16(a) of the Securities Exchange Act were timely made.

Certain Relationships and Related Transactions

   On October 2, 2000, Dr. Michael T. Flavin, our president and chief executive officer, made a $1.5 million loan to the Company. The purpose of this loan was to provide supplemental working capital. However, because the Company cash balance was sufficient to accommodate working capital requirements without these funds, the loan was repaid without interest on October 31, 2000.

Stockholder Proposals for 2002 Annual Meeting of Stockholders

   Stockholders who intend to present proposals at the 2002 Annual Meeting of Stockholders pursuant to Securities and Exchange Commission Rule 14a-8 must send notice of their proposal to us so that we receive it no later than December 15, 2001. Stockholders who intend to present proposals at an annual meeting other than pursuant to Rule 14a-8 must comply with the notice provisions in our by-laws. These notice provisions require that, for a proposal to be properly brought before the 2002 Annual Meeting of Stockholders, proper notice of the proposal be received by us no sooner than November 15, 2001 and no later than December 15, 2001. Stockholder proposals should be addressed to Patrick Flavin, Esq., MediChem Life Sciences, Inc., 2501 Davey Road, Woodridge, Illinois 60517. Nothing in this paragraph shall be deemed to require us to include in our proxy statement and proxy relating to the 2002 Annual Meeting of Stockholders any proposal which may be omitted from our proxy materials pursuant to the applicable regulations of the Securities and Exchange Commission in effect at the time such proposal is received.

Stockholder List

   A stockholder list will be available for your examination during normal business hours at 2501 Davey Road, Woodridge, Illinois 60517, at least ten days prior to the meeting and at the meeting.

Revocation of Proxy

   You may revoke the enclosed proxy by filing a written notice of revocation with us, by providing a later executed proxy or by attending the meeting, requesting a ballot and voting in person.

   Upon written request, we will furnish without charge a copy of the Form 10-K Annual Report for 2000 which we filed with the Securities and Exchange Commission, including financial statements and schedules. Requests should be addressed to Patrick Flavin, Esq., MediChem Life Sciences, Inc., 2501 Davey Road, Woodridge, Illinois 60517.

                                          By Order of the Board of Directors

                                          /s/ John L. Flavin

                                          John L. Flavin
                                          Executive Vice President, Chief
                                          Operating Officer and Secretary

                                  APPENDIX I

                            AUDIT COMMITTEE CHARTER

   The audit committee is appointed by the board of directors to assist the board of directors in undertaking and fulfilling its responsibilities in monitoring:

  . the integrity of the financial statements of the Company;

  . the compliance by the Company with legal and regulatory requirements; and

  . the independence and performance of the Company's outside auditors.

   The members of the audit committee shall meet the independence requirements set forth in Rule 4200 of The Nasdaq Stock Market, Inc. or any successor or replacement rule. Each member of the audit committee shall be able to read and understand fundamental financial statements, including the Company's balance sheet, statement of operations and statement of cash flows, or will become able to do so within a reasonable period of time after his or her appointment to the audit committee. In addition, at least one member of the audit committee must have past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background which results in such audit committee member's financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities.

   The number of members of the audit committee shall be determined by the board of directors, but in no event shall consist of less than three individuals. The members of the audit committee shall be appointed by the board of directors and shall serve terms of such length as the board of directors may determine.

   The audit committee shall have the authority to retain special legal, accounting or other consultants to advise the committee. The audit committee shall have the power to conduct or authorize investigations into any matters within the committee's scope of responsibilities. The audit committee may request any officer or employee of the Company or the Company's outside counsel or outside auditor to attend a meeting of the committee or to meet with any members of, or consultants to, the committee and provide pertinent information as necessary.

   The audit committee shall meet at such times and from time to time as it deems appropriate. The audit committee shall report regularly to the board of directors with such recommendations as the committee may deem appropriate.

   On behalf of the board of directors, the audit committee shall:

     1. Review and reassess the adequacy of this audit committee charter annually and recommend any proposed changes to the board of directors for approval.

     2. Review with management and the outside auditor the Company's annual audited financial statements and the outside auditor's report thereon, including major issues regarding accounting principles and auditing standards and practices as well as the adequacy of internal controls that could significantly affect the Company's financial statements.

     3. Review with management and the outside auditor any significant financial reporting issues and judgments made in connection with the preparation of the Company's financial statements.

     4. Review with management and the outside auditor the Company's quarterly financial statements prior to the release of quarterly earnings or filing of such statements with the Securities and Exchange Commission.

     5. Meet periodically with management and the outside auditor to review the Company's major financial risk exposures and the steps management has taken to monitor and control such exposures.

     6. Review major changes to the Company's accounting policies, reporting practices, and system of internal control as suggested by the outside auditor or management.

     7. Select and recommend to the board of directors the appointment of the outside auditor, which firm is ultimately accountable to the audit committee and the board of directors.

     8. Approve the fees to be paid to the outside auditor.

     9. Ensure the receipt by the Company of periodic reports and statements from the outside auditor regarding the auditor's objectivity and independence, including, without limitation, a formal written statement delineating all relationships between the outside auditor and the Company consistent with Independent Standards Board Standard 1, discuss such reports and statements with the outside auditor, and if so determined by the audit committee, recommend that the board of directors take appropriate action to oversee the independence of the outside auditor.

     10. Evaluate the performance of the outside auditor and, if so determined by the audit committee, recommend that the board of directors replace the outside auditor.

     11. Review policies and procedures with respect to management expense accounts and perquisites, including their use of corporate assets, and consider the results of any review of these areas by the outside auditor.

     12. Meet with the outside auditor prior to the annual audit to review the scope, planning and staffing of the audit.

     13. Discuss with the outside auditor whether they, through the conduct of their audit, have become aware of any items that may indicate fraudulent activity as covered by Section 10A of the Private Securities Litigation Reform Act of 1995.

     14. Discuss with the outside auditor the matters required to be discussed by Statement on Auditing Standards No. 61 (Communications with Audit Committees) relating to the conduct of the annual audit.

     15. Review with the outside auditor any problems or difficulties the outside auditor may have encountered and any management letter provided by the outside auditor and the Company's response to that letter. Such review should include any difficulties encountered in the course of the audit work, including any restrictions encountered by the outside auditor on the scope of its auditing procedures or its access to required information.

     16. Prepare the report of the audit committee required by the rules of the Securities and Exchange Commission to be included in the Company's annual proxy statement.

     17. Meet at least annually with the Company's chief financial officer and outside auditor in separate executive sessions.

   The audit committee shall also undertake such additional activities within the scope of its primary function as the audit committee may from time to time determine or as may otherwise be required by law, the Company's by-laws or certificate of incorporation or the board of directors. The duties and responsibilities of a member of the audit committee are in addition to those duties set out for a member of the board of directors of the Company. While the audit committee has the responsibilities and powers set forth in this audit committee charter, it is not the duty of the audit committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate and are prepared in accordance with accounting principles accepted in the United States of America. Preparation of the financial statements in accordance with accounting principles generally accepted in the United States of America is the responsibility of the Company's management. Nor is it the duty of the audit committee to conduct investigations, to resolve disagreements, if any, between management and the outside auditor or to assure compliance with laws and regulations.

   The Company shall indemnify, in accordance with and to the fullest extent now or hereafter permitted by law, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceedings, whether civil, criminal, administrative or investigative (including, without limitation, an action by or in the right of the Company), by reason of his acting as a member of the audit committee against any liability or expense actually or reasonably incurred by such person in respect thereof.

                        Please date, sign and mail your
                     proxy card back as soon as possible!

                        Annual Meeting of Stockholders
                         MEDICHEM LIFE SCIENCES, INC.

                                 May 17, 2001



                Please Detach and Mail in the Envelope Provided

A  [X]  Please mark your votes as in this example.

1.  To elect three Class I directors for a term of three years each.

FOR ALL       WITHHELD ALL                Nominees:  Larry C. Hansen
 [_]              [_]                                W. Brett Ingersoll
                                                     Robert D. Weist

Nominee Exception(s):

----------------------------------------


2. To ratify the appointment of KPMG LLP as the Company's auditors for the fiscal year ending December 31, 2001.

FOR         AGAINST          ABSTAIN
[_]           [_]              [_]

The undersigned stockholder hereby acknowledges receipt from the Company of its Notice of Annual Meeting and Proxy Statement dated April 11, 2001 and hereby revokes any proxy or proxies heretofore given. This proxy may be revoked at any time prior to its exercise.

This proxy will be voted as directed by the undersigned stockholder.
UNLESS CONTRARY DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED IN PROPOSAL 1, FOR PROPOSAL 2 AND IN ACCORDANCE WITH THE RECOMMENDATIONS OF A MAJORITY OF THE BOARD OF DIRECTORS AS TO OTHER MATTERS.

PLEASE VOTE, SIGN EXACTLY AS YOUR NAME APPEARS ABOVE, DATE AND RETURN THIS PROXY PROMPTLY USING THE ENCLOSED POSTAGE PAID ENVELOPE.

Signatures _____________________       ______________________ Dated: __________

NOTE: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

                         MEDICHEM LIFE SCIENCES, INC.
                   PROXY FOR ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON MAY 17, 2001

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned stockholder hereby appoints Michael T. Flavin and John L. Flavin, and each of them, as proxies with full power of substitution, to represent and to vote as designated below all of the shares of Common Stock, par value $0.01 per share, of MediChem Life Sciences, Inc. ("MediChem" or the "Company") which the undersigned stockholder is entitled to vote at the Annual Meeting of Stockholders (the "Annual Meeting") to be held on May 17, 2001 at 9:00 a.m., Chicago time, at MediChem's new corporate headquarters at 2501 Davey Road, Woodridge, Illinois, and at any adjournments thereof, and, in such proxies' discretion, to vote upon such other business as may properly come before the meeting, all as more fully set forth in the Proxy Statement related to such meeting.

                 (CONTINUED AND TO BE SIGNED ON REVERSE SIDE)